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                                                                       EXHIBIT 3


                                    AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


         Amendment dated as of September 29, 2000, to the Rights Agreement dated as of February 28, 1997 (the "Rights Agreement"), between Simpson Industries, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

         Pursuant to the terms of the Rights Agreement and in accordance with
Section 26 thereof and as authorized by the Company's Board of Directors on September 28, 2000, the following actions are hereby taken at the direction of the Company prior to executing the Merger Agreement referred to in Section 1(d) below:

         Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

         (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

              Notwithstanding anything in this Rights Agreement to the contrary, none of Simmer Acquisition Company LLC, a Delaware limited liability company, Simmer Acquisition Corporation, a Michigan corporation, or any Affiliate or Associate of either shall be deemed to be an Acquiring Person (or an Associate or Affiliate of an Acquiring Person), either individually or collectively, solely by virtue of (i) the announcement of the consummation of the Merger (as such term is defined in the Merger Agreement) or the execution of the Merger Agreement, (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Merger, (iii) the execution of the Merger Agreement or (iv) the consummation of the Merger or of the other transactions contemplated in the Merger Agreement.

         (b) The definition of "Shares Acquisition Date" in Section 1(k) of the Rights Agreement is amended to add the following sentence at the end thereof:

              Notwithstanding anything in this Rights Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely by virtue of (i) the announcement of the consummation of the Merger (as such term is defined in the Merger Agreement) or the execution of the Merger Agreement, (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Merger, (iii) the execution of the Merger Agreement or (iv) the consummation of the Merger or of the other transactions contemplated in the Merger Agreement.



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         (c) The definition of "Triggering Event" in Section 1(n) of the Rights
Agreement is amended to add the following sentence at the end thereof:

              Notwithstanding anything to the contrary contained in this Agreement, the Merger shall not constitute a Triggering Event.

         (d) The following definition shall be added to Section 1 of the Rights
Agreement:

                     (o) "Merger Agreement" shall mean the Agreement and Plan of
              Merger dated as of September 29, 2000 among the Company, Simmer Acquisition Company LLC, a Delaware limited liability company, and Simmer Acquisition Corporation, a Michigan corporation, and any amendments thereto.

         (e) Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

              Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the announcement of the consummation of the Merger (as such term is defined in the Merger Agreement) or the execution of the Merger Agreement, (ii) the acquisition of Common Stock pursuant to the Merger Agreement or the Merger, (iii) the execution of the Merger Agreement or (iv) the consummation of the Merger or of the other transactions contemplated in the Merger Agreement.

         (f) Section 23 is amended by adding the following at the end thereof:

                     (c) Notwithstanding any other provision of the Agreement,
              upon consummation of the Merger (as such term is defined in the Merger Agreement) pursuant to, and in accordance with, the terms of the Merger Agreement, all Rights shall expire.

         (g) The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         Section 2. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Michigan applicable to contracts to be made and performed entirely within such State.

         Section 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the Company and the Rights Agent have caused this
Amendment to be duly executed as of the day and year first above written.

                         SIMPSON INDUSTRIES, INC.


                               By: /S/
                                  ---------------------------------------------
                                  Title: Chairman and Chief Executive Officer


                                  HARRIS TRUST AND SAVINGS BANK, as Rights Agent


                               By: /S/
                                  ---------------------------------------------
                                  Title: Vice President